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                                                                    EXHIBIT 23.3


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 31, 2001, included in the Proxy Statement of Three Rivers Bancorp, Inc. that is made part of the Registration Statement (Form S-4) and Prospectus of Three Rivers Bancorp, Inc. for the registration of 2,233,997 shares of common stock.



                                             /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
March 14, 2001